UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/10/2006

Innospec Inc
(Exact name of registrant as specified in its charter)

Commission File Number:  -

DE	981081725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park
PO Box 17
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4HF
(Address of principal executive offices, including zip code)

44 151 350 6937
(Registrant’s telephone number, including area code)

Octel Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 10, 2006 the Board of Directors of Innospec Inc. resolved to reduce the number of members of the Board by one, from eight to seven. This resolution reflected the decision of Mr. Benito Fiore not to stand for re-election. His term will expire on May 2, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc

Date: March 16, 2006	By:	/s/ Andrew Hartley
Andrew Hartley
Vice President and General Counsel